CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and the reference to our firm in the Statement of Additional Information, including references under the captions "Independent Registered Public Accounting Firm" and "Financial Statements", each dated April 28, 2023, and each included in this Post- Effective Amendment No. 4 to the Registration Statement (Form N-1A, File No. 333- 264194) of Touchstone ETF Trust (the "Registration Statement").

We also consent to the incorporation by reference of our report dated February 28, 2023, with respect to the financial statements and financial highlights of, Touchstone Dividend Select ETF, Touchstone Strategic Income Opportunities ETF, Touchstone US Large Cap Focused ETF and Touchstone Ultra Short Income ETF (the "Funds") (four of the funds constituting Touchstone ETF Trust) included in the Annual Report to Shareholders (Form N-CSR) for the year ended December 31, 2022, into this Registration Statement filed with the Securities and Exchange Commission.

Cincinnati, Ohio

April 26, 2023